Exhibit 3.4

BYE−LAWS
of
XL Group Ltd
(Adopted on 27 June, 2016)

TABLE OF CONTENTS

i

ii

Schedule – Form A (Bye−Law 63)

iii

INTERPRETATION

1.	Interpretation

(1)	In these Bye−laws the following words and expressions shall, where not inconsistent with the context, have the following meanings:

(a)"Act" means the Companies Act 1981 as amended from time to time;

(b)"Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person, provided, that no Member of the Company shall be deemed an Affiliate of another Member solely by reason of an investment in the Company. For purposes of this definition, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise;

(c)"Auditor" means any Person appointed to audit the accounts of the Company;

(d)"Board" means the Board of Directors appointed or elected pursuant to these Bye−laws and acting by resolution in accordance with the Act and these Bye−laws or the Directors present at a meeting of Directors at which there is a quorum;

(e)"Business Day" means any day, other than a Saturday, a Sunday or any day on which banks in Hamilton, Bermuda or The City of New York, United States, are authorised or obligated by law or executive or other order to close;

(f)"Code" means the United States Internal Revenue Code of 1986, as amended from time to time, or any United States federal statute from time to time in effect that has replaced such statute, and any reference in these Bye−laws to a provision of the Code or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a United States federal law, or any United States federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;

(g)"Company" means the company for which these Bye−laws are approved and confirmed;
(h)"Common Shares" means the Common Shares of the Company, initially having a par value of US$0.01 per share, and includes a fraction of an Common Share;
(i)"Controlled Shares" in reference to any person means: (i) all shares of the Company directly, indirectly or constructively owned by such person within the meaning of Section 958 of the Code; and (ii) all shares of the Company directly, indirectly or constructively owned by any person or “group” of persons within the meaning of Section 13(d)(3) of the Exchange Act.

(j)“Covered Arrangement” means, with respect to any person and as of any date, any agreement, arrangement or understanding (including any swaps or other derivative or short positions, profit interests, options, hedging transactions, and securities lending or borrowing arrangement) to which such person or its Affiliates is, directly or indirectly, a party as of such date (A) with respect to shares of the Company or (B) the effect or intent of which is to mitigate loss to, manage the potential risk or benefit of share price changes (increases or decreases) for, or increase or decrease the voting power of such person or any of its Affiliates with respect to securities of the Company or which may have payments based in whole or in part, directly or indirectly, on the value (or change in value) of any securities of the Company (other than, in each such case, interests in investment companies registered under the Investment Company Act of 1940 of the United States of America);
(k)"Director" means a director of the Company;
(l)"Exchange Act" means the United States Securities Exchange Act of 1934, as amended from time to time, or any United States federal statute from time to time in effect that has replaced such statute, and any reference in these Bye−laws to a provision of the Exchange Act or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a United States federal law, or any United States federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;
(m)"general meeting," "general meeting of the Company," "special general meeting" and "special general meeting of the Company" each means a meeting of the Members of the Company having the right to attend and vote thereat;
(n)"Member" means the Person registered in the Register of Members as the holder of shares in the Company and, when two (2) or more Persons are so registered as joint holders of shares, means the Person whose name stands first in the Register of Members as one of such joint holders or all of such Persons as the context so requires;
(o)“Notice” means written notice as further defined in these Bye-laws unless otherwise specifically stated;
(p)“Officer” means any Person appointed by the Board to hold an office in the Company;
(q) “Person” means any natural person, company, corporation, firm, partnership, limited liability company, trust or any other business, enterprise, entity or other person, including any governmental authority, whether or not recognised as constituting a separate legal entity;
(r)“Register of Directors and Officers” means the Register of Directors and Officers referred to in these Bye-laws;
(s)"Register of Members" means the Register of Members referred to in these Bye−laws;

(t)"Resident Representative" means any Person appointed to act as resident representative and includes any deputy or assistant resident representative;
(u)"Secretary" means the person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary and any Person appointed by the Board to perform any of the duties of the Secretary;
(v)"Securities Act" means the United States Securities Act of 1933, as amended from time to time, or any United States federal statute from time to time in effect which has replaced such statute, and any reference in these Bye−laws to a provision of the Securities Act or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a United States federal law, or any United States federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;
(w)"share" means any share or any class or series of shares in the share capital of the Company, whether issued and outstanding or not, and includes a fraction of a share;
(x)"Subsidiary", with respect to any Person, means a company, more than fifty percent (50%) (or, in the case of a wholly owned subsidiary, one hundred percent (100%)) of the outstanding voting shares of which are owned, directly or indirectly, by such Person or by one (1) or more other Subsidiaries of such Person, or any such Person and one (1) or more other Subsidiaries;
(y)"Treasury Share" means a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled;
(z)"United States" and "U.S." each means the United States of America and any territory and political subdivision thereof;

(2)	In these Bye−laws, where not inconsistent with the context:
(a)words denoting the plural number include the singular number and vice versa;
(b)words denoting the masculine gender include the feminine gender;
(c)words importing persons include companies, associations or bodies of persons whether corporate or not;
(d)the word:

(i)	"may" shall be construed as permissive;

(ii)	"shall" shall be construed as imperative; and

(e)unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye−laws.

(3)
Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in a visible form.

(4)	Headings used in these Bye−laws are for convenience only and are not to be used or relied upon in the construction hereof.

(5)
In these Bye−laws, (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given thereto, (b) the word "Board" in the context of the exercise of any power contained in these Bye−laws includes any committee consisting of one (1) or more individuals appointed by the Board, any Director holding executive office and any local or divisional Board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated in accordance with these Bye−laws, (c) no power of delegation shall be limited by the existence of any other power of delegation and (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any Person who is for the time being authorised to exercise it under Bye−laws or under another delegation of the powers.

BOARD OF DIRECTORS

2.	Board of Directors
The business of the Company shall be managed and conducted by the Board.

3.	Management of the Company

(1)
In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye−laws, required to be exercised by the Company in general meeting, and the business and affairs of the Company shall be so controlled by the Board. The Board also may present any petition and make any application in connection with the winding up or liquidation of the Company.

(2)
No regulation or alteration to these Bye−laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

4.	Power to appoint managing director or chief executive officer; power to appoint chairperson of the Board

(1)	A managing director or chief executive officer of the Company, who may or may not be a Director, may be appointed by the Board at any time. Any managing director or chief executive officer shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

(2)
The Board may elect a chairperson of the Board an determine the period for which he is to hold office. The chairperson of the Board shall vacate that office if he vacates his office as a Director (otherwise than by the expiration of his term of office at a general meeting of the Company at which he is reappointed or reelected).

5.	Power to appoint manager
The Board may from time to time and at any time appoint a Person or a body of Persons to act as manager of the Company's day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

6.	Power to authorise specific actions
The Board may from time to time and at any time authorise any Person or body of Persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument in the name and on behalf of the Company.

7.	Power to appoint attorney
The Board may from time to time and at any time by power of attorney appoint any Person or body of Persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period (or for unspecified length of time) and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of Persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub−delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company.

8.	Power to delegate to a committee
The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether Directors or not) as it thinks fit. The Board may make any such delegation on such terms and conditions with such restrictions as it thinks fit and either collaterally with, or to the exclusion of, its own powers and may from time to time revoke or vary such delegation. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations or limitations that may be imposed on it by the Board. The power to delegate to a committee extends to all of the powers, authorities and discretions of the Board generally (including those conferred by Bye-law 10) and shall not be limited by the fact that in certain provisions of these

Bye-laws, but not in others, express reference is made to a committee or to particular powers, authorities or discretions being exercised by the Board or by a committee of the Board.
All Board committees shall conform to such directions as the Board shall impose on them; provided, that each member shall have one (1) vote, and each committee shall have the right as it deems appropriate to retain outside advisors and experts. The meetings and proceedings of any committee of the Board consisting of two (2) or more members shall be governed by the provisions contained in these Bye-laws for regulating the meetings and proceedings of the Board so far as they are capable of applying and are not superseded by any regulations imposed by the Board except that, unless otherwise determined by the Board, the quorum necessary for the transaction of business at any committee meeting shall be two (2) members. Each committee shall cause minutes to be made of all meetings of such committee and of the attendance thereat and shall cause such minutes and copies of resolutions adopted by unanimous consent to be promptly inscribed or incorporated by the Secretary in the minute book.

9.	Power to appoint and dismiss employees
The Board may appoint, suspend or remove any officer, manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

10.	Power to borrow and charge property
The Board may exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

11.	Exercise of power to purchase shares of or discontinue the Company

(1)	Purchase of Common Shares
The Company shall have the power to purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit. The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares pursuant to the Act.

(2)	Power to discontinue the Company
The Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to Section 132G of the Act.

12.	Election of Directors

(1)
The Board shall consist of not less than three (3) Directors nor more than fifteen (15) Directors with the exact number of Directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board. Any increase in the size of the Directors pursuant to this Bye−law 12(1) shall be deemed to be a vacancy and may be filled in accordance with Bye−law 16 hereof. Except in the case of a vacancy, Directors shall be elected by the Members at an annual general meeting or any special general meeting called for the purpose.

(2)
Directors elected by the Members shall hold office for such term as the Members may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated.

(3)	No person shall be appointed a Director, unless nominated in accordance with the provisions of this Bye-law 12. Nominations of persons for appointment as Directors may be made:

(i)	by the Board;

(ii)
with respect to election at an annual general meeting, by any Member who holds Common Shares or other shares carrying the general right to vote at general meetings of the Company, who is a Member at the time of the giving of the notice provided for in Bye-law 12(4) and at the time of the relevant annual general meeting, and who timely complies with the notice procedures set forth in this Bye-law 12;

(iii)
with respect to election at an extraordinary general meeting requisitioned in accordance with Bye-law 36 and Section 74 of the Act, and in compliance with the other provisions of these Bye-laws and the Act relating to nominations of Directors and the proper bringing of business before a special general meeting; and

(iv)
by holders of any class or series of shares in the Company then in issue having special rights to nominate or appoint Directors in accordance with the terms of issue of such class or series, but only to the extent provided in such terms of issue

(clauses (ii), (iii) and (iv) being the exclusive means for a Member to make nominations of persons for election to the Board).

(4)
Any Member who holds Common Shares or other shares carrying the general right to vote at general meetings of the Company may nominate a person or persons for election as Director at an annual general meeting only if (in addition to the requirements of Bye-law 12(3)(ii)) written notice of such Member’s intent to make such nomination is given in accordance with the procedures set forth in this Bye-law 12, either by personal delivery or by mail, postage prepaid, to the Secretary of the Company at the address of the Secretary specified in the notice of an annual general meeting or accompanying proxy statement last sent to Members prior to the delivery of such Member’s written notice of nomination (or, if no such address was specified, at the registered office of the Company) not later than the close of business not less than 90 and not more than 120 clear days prior to the one (1) year anniversary date of the immediately preceding annual general meeting, provided, however, that if the date of the annual general meeting is more than 30 clear days before or after the anniversary date of the immediately preceding annual general meeting, such notice of nomination shall be given not later than the later of (i) the close of business 30 clear days prior to the date of such annual general meeting or (ii) the close of business on the day that is 10 clear days after the first public announcement of the date of such annual general meeting. In no event shall any adjournment of an annual general meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a Member’s notice as described above.

(5)
Each notice of a Member’s intent to make a nomination delivered pursuant to Bye-law 12(4) and each requisition in writing delivered in accordance with Bye-law 36 and Section 74 of the Act that sets forth a notice of a Member’s or Members’ intent to nominate one (1) or more persons for election as a Director shall, in each case, set forth:

(i)
as to the Member or Members giving notice and each beneficial owner, if different, on whose behalf the nomination is made, (A) the name and address of each such Member and each such beneficial owner, (B) the class or series and number of Shares of which each such Member and each such beneficial owner, respectively (and their respective Affiliates, naming such Affiliates), is, directly or indirectly, the registered or beneficial owner as of the date of such notice or requisition in writing, (C) a description of the material terms of any Covered Arrangement to which each such Member and each such beneficial owner, and their respective Affiliates, directly or indirectly, is a party as of the date of such notice or such requisition in writing, (D) any other information relating to each such Member and each such beneficial owner that would be required to be disclosed in a proxy statement in connection with a solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (whether or not then applicable to the Company and whether or not any such Member or beneficial owner intends to solicit proxies) (the disclosures to be made pursuant to the foregoing clauses (i)(B), (i)(C) and (i)(D), the “Member Disclosable Interests”), and (E) a representation that each such Member is a registered holder of Shares entitled to vote at the relevant meeting of Members and intends to appear in person or by proxy at the relevant meeting to nominate the person or persons specified in the notice or requisition in writing; provided, however, that “Member Disclosable Interests” shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is giving such notice solely as a result of being the

Member directed to prepare and submit the notice required by this Bye-law 12 on behalf of one (1) or more beneficial owners;

(ii)
a description of all arrangements or understandings between each such Member and each such beneficial owner, and their respective Affiliates, and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Member or Members;

(iii)
as to each person whom the Member or Members propose to nominate for election as a Director, (A) all information relating to such person as would have been required to be included in a proxy statement filed in connection with a solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (whether or not then applicable to the Company and whether or not the Member or Members intend to solicit proxies), (B) a description of the material terms of any Covered Arrangement to which such nominee or any of his or her Affiliates is a party as of the date of such notice or requisition in writing, and (C) the written consent of each nominee to being named in the notice or requisition in writing as a nominee and to serving as a Director if so elected; and

(iv)
an undertaking by each such Member and each such beneficial owner to (A) notify the Company in writing of any changes in the information provided in such notice or requisition in writing pursuant to clauses (i), (ii) and (iii) above as of the record date for determining Members entitled to vote at the relevant meeting of Members promptly (and, in any event, within five (5) Business Days) following the later of the record date or the date notice of the record date is first disclosed by public announcement and (B) deliver to the Company an updated notification of such information thereafter within two (2) Business Days of any change in such information and, in any event, within five (5) hours after the close of business (at the location at which the meeting is to take place) on the Business Day preceding the meeting date updated as of such close of business.

(6)
No person shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth in these Bye-laws. Except as otherwise provided by law, the Board or the chairperson of any meeting of Members to elect Directors may determine in good faith that a nomination was not made in compliance with the procedures set forth in the foregoing provisions of this Bye-law 12; and if the Board or the chairperson of the meeting should so determine, it shall be so declared to the meeting, and the defective nomination shall be disregarded. Notwithstanding anything in these Bye-laws to the contrary, unless otherwise required by law, if a Member intending to make a nomination at a meeting of Members in accordance with this Bye-law 12 does not timely appear in person or by proxy at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that appointments of proxy in respect of such nomination may have been received by the Company or any other person.

(7)
Notwithstanding the foregoing provisions of this Bye-law 12, any Member or Members intending to make a nomination at a meeting of Members in accordance with this Bye-law 12, and each related beneficial owner, if any, shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in these articles; provided, however, that any references in these articles to the Exchange Act are not intended to and shall not limit the requirements applicable to nominations made or intended to be made in accordance with clause (ii) or clause (iii) of Bye-law 12(3).

(8)
Nothing in this Bye-law 12 shall be deemed to affect any rights of the holders of any class or series of shares to elect or appoint Directors pursuant to any applicable terms of issue of any such shares.

(9)	A Director shall not require a share qualification.

13.	Defects in appointment of Directors
All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

14.	Alternate Directors/Observer
There shall be no alternate Directors and no Director shall have the right to designate any person to attend meetings of the Board or committees of the Board as a non−voting observer.

15.	Removal of Directors

(1)
Members holding a majority of the issued and outstanding shares entitled to vote at a general meeting or special meeting or conferring the right to vote on a resolution to remove a Director may, at any special general meeting convened and held in accordance with these Bye−laws, remove a Director; provided, that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than fourteen (14) calendar days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director's removal. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him or her and the Company.

(2)
A vacancy on the Board created by the removal of a Director under the provisions of Bye−law 15(1) may be filled by the Members holding at least a majority of the issued and outstanding shares entitled to vote at a general meeting or special meeting or conferring the right to vote on such resolution and, in the absence of such election or appointment, the Board may fill the vacancy in accordance with Bye−law 16. A Director so appointed shall hold office for the balance of the term of such vacant Board position, or until such Director's successor is elected or appointed or such Director's office is otherwise vacated.

16.	Other Vacancies on the Board

(1)
The Board shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring as the result of an increase in the size of the Board pursuant to Bye−law 12(1), the death, disability, disqualification, resignation or removal of any Director or if such Director's office is otherwise vacated. A Director so appointed shall hold office for the balance of the term of such vacant Board position, or until such Director's successor is elected or appointed or such Director's office is otherwise vacated.

(2)
The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye−laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (a) filling vacancies on the Board, (b) summoning a general meeting of the Company or circulating a proposed written resolution of the Members or (c) preserving the assets of the Company.

(3)	The office of Director shall be deemed to be vacated if the Director:
(a)is removed from office pursuant to these Bye−laws or is prohibited from being a Director by law;
(b)is or becomes bankrupt or makes any arrangement or composition with his creditors generally;
(c)is or becomes disqualified or of unsound mind or dies; or
(d)resigns his or her office by notice in writing to the Company.

17.	Notice of meetings of the Board

(1)
A meeting of the Board may at any time be summoned by the chairperson of the Board or by the chief executive officer, if he is a Director. The Secretary shall also summon a meeting of the Board on the requisition of a Director. Notice of a meeting of the Board must be provided with such prior notice as the Board may from time to time determine (including as to the manner of giving notice), which notice shall set forth the general nature of the business to be considered, unless notice is waived in accordance with bye-law 17(3).

(2)
Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by post, electronic mail, facsimile or other mode of representing words in a legible and non−transitory form at such Director's last known address or any other address given by such Director to the Company for this purpose.

(3)
A Director may waive notice of any meeting either prospectively or retroactively or at the meeting in question. A Director in attendance at a meeting shall be deemed to have waived notice of such meeting. The accidental omission to give notice of a meeting to, or the non−receipt of notice of a meeting by, any Director shall not invalidate the proceedings at that meeting.

18.	Quorum at meetings of the Board
The quorum necessary for the transaction of business at a meeting of the Board may be fixed by the Directors and unless so fixed shall be one-third (1/3) of the Directors then in office, present in person or represented by a duly authorized representative appointed in accordance with the Act.

19.	Meetings of the Board

(1)	The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

(2)
Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

(3)
A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail and the chairperson of the meeting shall not be entitled to a second or casting vote.

20.	Unanimous written resolutions
A resolution in writing signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution, provided, that no such resolution shall be valid unless the last signature of a Director is affixed outside the United States. Such resolution shall be deemed to be adopted as an act of the Board, at the place where, and at the time when, the last signature of a Director is affixed thereto.

21.	Contracts and disclosure of Directors' interests

(1)
Any Director, or any Person associated with, related to or affiliated with any Director, may act in a professional capacity for the Company and such Director or such Person shall be entitled to remuneration for professional services as if such Director were not a Director, provided, that nothing herein contained shall authorise a Director or Director's firm, partner or a company associated with, related to or affiliated with a Director to act as Auditor of the Company.

(2)	A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

(3)
Following a declaration being made pursuant to this Bye−law, and unless disqualified by the chairperson of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

22.	Remuneration of Directors

(1)
The remuneration of the Directors shall be determined by the Board and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

(2)
A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his or her office of Director for such period on such terms as to remuneration and otherwise as the Board may determine.

(3)
The Board may award special remuneration and benefits to any Director undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his or her ordinary routine work as a Director. Any fees paid to a Director who is also counsel or attorney to the Company, or otherwise serves it in a professional capacity, shall be in addition to his or her remuneration as a Director.

(4)
The Board may from time to time determine that, subject to the requirements of the Act, all or part of any fees or other remuneration payable to any Director of the Company shall be provided in the form of shares or other securities of the Company or any subsidiary of the Company, or options or rights to acquire such shares or other securities, on such terms as the Board may decide.

23.	Other interests of Directors
A Director may be or become a director or other officer of or otherwise interested in any Person promoted by the Company or in which the Company may be interested as a member or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him or her as a director or officer of, or from his or her interest in, such other Person. The Board may also cause the voting power conferred by the shares in any Person held or owned by the Company to be exercised in such manner in all respects as the Board thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other Person, or voting or providing for the payment of remuneration to the directors or officers of such Person.
OFFICERS

24.	Officers of the Company
The Board may appoint such officers (who may or may not be Directors) as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Bye−laws. Subject to compliance with any requirement of the Act, the same individual may hold two (2) or more offices in the Company.

25.	Appointment of Secretary
The Secretary shall be appointed by the Board from time to time.

26.	Remuneration of Officers
The Officers shall receive such remuneration as the Board may from time to time determine.

27.	Duties of Officers
The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

28.	Chairperson of meetings

(1)
The chairperson of the Board, if any, or, in his absence, another Director designated by the chairperson of the Board shall preside as chairperson at every general meeting of the Company. If neither the chairperson of the Board nor such other Director designated by the chairperson of the Board is present within 30 minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be chairperson of the meeting. The chairperson of the meeting shall take such action as he thinks fit to promote the proper and orderly conduct of the business of the meeting as laid down in the notice of the meeting.

(2)
At any meeting of the Board, the chairperson of the Board shall preside or, in his absence, any Director holding the position of chief executive officer. However, if no chairperson of the Board or Director holding the position of chief executive officer is present at the time appointed for holding the meeting, the Directors present may choose one of their number to be chairperson of the meeting

29.	Register of Directors and Officers
The Board shall cause to be kept in one (1) or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.
MINUTES

30.	Obligations of the Board to keep minutes

(1)	The Board shall cause minutes to be duly entered in books provided for the purpose:
(a)of all elections and appointments of Officers;
(b)of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and
(c)of all resolutions and proceedings of general meetings of the Members, meetings of the Board, and meetings of committees appointed by the Board.

(2)	Minutes prepared in accordance with the Act and these Bye−laws shall be kept by the Secretary at the registered office of the Company.
INDEMNITY

31.	Indemnification of Directors and Officers of the Company

(1)
The Directors, Secretary and other Officers (such term to include, for the purposes of Bye−laws 31 and 32, any person appointed to any committee by the Board), the Resident Representative and employees and agents of the Company or any Subsidiary of the Company who has acted or is acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) who has acted or is acting in relation to any of the affairs of the Company, any person serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise or in a fiduciary or other capacity with respect to any employee benefit plan maintained by the Company or any Subsidiary of the Company, and every one of them, and their heirs, executors and administrators (each, an "Indemnified Person"), shall be indemnified and secured harmless out of the assets of the Company from and against all liabilities, actions, costs, charges, losses, damages and expenses (including liabilities under contract, tort and statue or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted (actual or alleged) in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, and the indemnity contained in this Bye−law shall extend to any Indemnified Person acting in any office or trust on the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect to such appointment or election, or in relation thereto, provided that this indemnity shall not extend to any matter prohibited by the Act. As used in this article, references to the “Company” include all constituent companies in a consolidation, scheme of arrangement, amalgamation or merger in which the Company or a predecessor to the Company by consolidation, scheme of arrangement, amalgamation or merger was involved.

(2)	No Indemnified Person shall be liable for the acts, neglects, defaults or omission of any other Indemnified Person, provided that this indemnity shall not extend to any matter prohibited by the Act.

(3)
Expenses (including attorneys' fees) actually and reasonably incurred by any Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding or threat thereof for which indemnification is sought pursuant to Bye−law 31(1) shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall be ultimately determined that such Indemnified Person is not entitled to be indemnified by the Company as authorised in these Bye−laws or otherwise pursuant to applicable law. Such expenses (including attorneys' fees) incurred by agents of the Company may be paid upon the receipt of the aforesaid undertaking and such terms and conditions, if any, as the Board deems appropriate.

(4)
The indemnification and advancement of expenses provided in these Bye−laws shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may now or hereafter be entitled under any statute, agreement, vote of Members or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(5)
The indemnification and advancement of expenses provided by, or granted pursuant to, this Bye−law 31 shall, unless otherwise provided when authorised or ratified, continue as to a Indemnified Person who has ceased to hold the position for which such Indemnified Person is entitled to be indemnified or advanced expenses and shall inure to the benefit of the heirs, executors and administrators of such an Indemnified Person.

(6)
No amendment or repeal of any provision of this Bye−law 31 shall alter, to the detriment of any Indemnified Person, the right of such Indemnified Person to the indemnification or advancement of expenses related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

32.	Waiver of claim by Member
Each Member agrees to waive any claim or right of action it might have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person, or the failure of such Indemnified Person to take any action in the performance of his duties with or for the Company or any Subsidiary thereof, provided, such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Indemnified Person.
MEETINGS

33.	Notice of annual general meeting
The annual general meeting of the Company shall be held in each year at such time and place as the chairperson of the Board, or the chief executive officer who is a Director, or any two (2) Directors, or any Director and the Secretary or the Board shall appoint. At least thirty (30) clear days’ notice of such meeting shall be given to each Member entitled to vote thereat as at the relevant record date determined pursuant to Bye−law 62 stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting. The annual general meeting of the Company shall be held outside the United States. Any annual general meeting of the Company purported to be convened and held in the United States shall be void, and any business conducted at any such purported meeting shall be of no force or effect.

34.	Notice of special general meeting
The chairperson of the Board, or the chief executive officer who is a Director, or any two (2) Directors, or any Director and the Secretary or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary, upon at least thirty (30) clear days’ notice to each Member entitled to vote thereat as at the relevant record date determined pursuant to Bye−law 62 stating the date, time, place and the general nature of the business to be considered at the meeting. Any such special general meeting of the Company shall be held outside the United States. Any special general meeting of the Company purported to be convened and held in the United States shall be void, and any business conducted at any such purported meeting shall be of no force or effect.

35.	Accidental omission of notice of general meeting; Business to be conducted; Deemed notice

(1)
The accidental omission to give notice of a general meeting to, or the non−receipt of notice of a general meeting by, any Person entitled to receive notice shall not invalidate the proceedings at that meeting.

(2)
Subject to the Act, business to be brought before a general meeting of the Company must be specified in the notice of the meeting. Only business that the Board has determined can be properly brought before a general meeting in accordance with these Bye−laws and applicable law shall be conducted at any general meeting, and the chairperson of the general meeting may refuse to permit any business to be brought before such meeting that has not been properly brought before it in accordance with these Bye−laws and applicable law.

(3)
The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting. A Member present, either in person or by proxy, at any general meeting of the Company or of the holders of any class or series of shares in the Company, will be deemed to have received notice of that meeting and, where required, of the purpose for which it was called.

36.	Meeting called on requisition of Members
The Board shall, on the requisition of Members holding at the date of the deposit of the requisition shares representing ten percent (10%) or more of the paid up capital of the Company at the date of the deposit carrying the right to vote at general meetings, forthwith proceed to convene a special general meeting of the Company and the provisions of Section 74 of the Act shall apply.

37.	Short notice
A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye−laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, which majority must hold not less than ninety−five percent (95%) in nominal value of the shares having the right to attend and vote thereat in the case of a special general meeting.

38.	Postponement or cancellation of meetings
The Secretary or any Director may postpone or cancel any general meeting called in accordance with the provisions of these Bye−laws (other than a meeting requisitioned under these Bye−laws) provided, that notice of postponement or cancellation is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed cancelled meeting shall be given to each Member in accordance with the provisions of these Bye−laws.

39.	Quorum for general meeting
At any general meeting of the Company two (2) or more persons present in person and representing in person or by proxy more than fifty percent (50%) of the aggregate voting power of the Company as at the relevant record date determined pursuant to Bye−law 62 shall form a quorum for the transaction of business, provided, that if the Company shall at any time have only one (1) Member, one (1) Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time. If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one (1) week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is so adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye−laws. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business and continues throughout the meeting, but the absence of a quorum shall not preclude the appointment, choice or election of a chairperson of the meeting which shall not be treated as part of the business of the meeting.

40.	Adjournment of meetings

(1)
The chairperson of a general meeting may, with the consent of a majority of the voting rights of those Members present in person or by proxy (and shall if so directed by Members holding a majority of the voting rights of those Members present in person or by proxy), at any general meeting whether or not a quorum is present adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye−laws with respect to a special general meeting of the Company.

(2)	In addition, the chairperson of the meeting may adjourn the meeting to another time and place without such consent or direction if it appears to him or her that:
(a)it is likely to be impracticable to hold or continue that meeting because of the number of Members who are not present; or
(b)the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or
(c)an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

41.	Attendance at meetings; Security

(1)
Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting, provided that no such meeting shall be held if use of such telephone, electronic or other communication facilities is commenced, made, continued, relayed in or from or in any way connected to the United States, and no Member shall communicate in any meeting if such participation takes place in or from or is connected to the United States, and any business conducted at such purported meeting shall be of no force or effect.

(2)
The Board may make any security arrangements which it considers appropriate relating to the holding of a general meeting of the Company, including arranging for any person attending a meeting to be searched and for items of personal property which may be taken into a meeting to be restricted, and any person who fails to comply with any such arrangements may be refused entry to the meeting.

42.	Written resolutions

(1)
Subject to Bye−law 42(6), anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members, may, without a meeting, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution or the record date determined pursuant to Bye−law 62 would be entitled to attend the meeting and vote on the resolution.

(2)	A resolution in writing may be signed by any number of counterparts.

(3)
For the purposes of this Bye−law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye−law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye−law, a reference to such date. Any resolution in writing may be signed within or outside the United States; provided that no such resolution shall be valid unless the signature of the last Member signing such resolution is affixed outside of the United States.

(4)
A resolution in writing made in accordance with this Bye−law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye−law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

(5)	A resolution in writing made in accordance with this Bye−law shall constitute minutes for the purposes of Sections 81 and 82 of the Act.

(6)	This Bye−law shall not apply to:−
(a)a resolution passed pursuant to Section 89(5) of the Act; or
(b)a resolution passed for the purpose of removing a Director before the expiration of his term of office under these Bye−laws.

43.	Application of provisions; Attendance of Directors

(1)
Subject to the Companies Act, all of the provisions of these Bye-laws (including Bye-law 52) relating to meetings and resolutions of Members (other than to meetings of any separate class or series of Members) shall apply mutatis mutandis to (a) any separate meeting of holders of Common Shares and (b) any separate meeting of any other class or series of Members, except as otherwise expressly provided in the terms of issue of such other class or series of shares.

(2)	The Directors and Auditors shall be entitled to receive notice of and to attend and be heard at any general meeting.

44.	Voting at meetings

(1)
Subject to the provisions of the Act and these Bye−laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye−laws and in the case of an equality of votes the resolution shall fail and the chairperson of the meeting shall not be entitled to a second or casting vote.

(2)	No Member shall be entitled to vote at any general meeting unless such Member has paid all the calls on all shares held by such Member.

(3)
At any general meeting if an amendment is proposed to any resolution under consideration and the chairperson of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

45.	Voting on show of hands
At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to these Bye−laws and any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye−laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one (1) vote and shall cast such vote by raising his or her hand. In the event that a Member participates in a general meeting by telephone, electronic or other communications facilities or means, the chairperson of the meeting shall direct the manner in which such Member may cast his vote on a show of hands.

46.	Decision of chairperson
At any general meeting a declaration by the chairperson of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye−laws, be conclusive evidence of that fact.

47.	Demand for a poll

(1)
Notwithstanding the provisions of Bye−laws 45 and 46, at any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Bye−laws), a poll may be demanded by any of the following persons:

(a)the chairperson of such meeting; or
(b)at least three (3) Members present in person or represented by proxy; or
(c)any Member or Members present in person or represented by proxy and holding between them not less than one−tenth of the total voting rights of all the Members having the right to vote at such meeting; or
(d)any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one−tenth of the total sum paid up on all such shares conferring such right.

(2)
Where, in accordance with the Bye−law 47(1), a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares and any other provision of these Bye−laws, every person present at such meeting shall have one (1) vote for each voting share of which such person is the holder or for which such person holds a proxy and such vote shall be counted in the manner set out in Bye−law 47(4) or in the case of a general meeting at which one (1) or more Members are present by telephone in such manner as the chairperson of the meeting may direct. The result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one (1) vote need not use all of his or her votes or cast all the votes he or she uses in the same way.

(3)
A poll demanded in accordance with the provisions of Bye−law 47(1), for the purpose of electing a chairperson of the meeting or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place as the chairperson of the meeting may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

(4)
Where a vote is taken by poll, each Person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by a committee of not less than two (2) members or proxy holders appointed by the chairperson of the meeting for that purpose. The result of the poll shall be declared by the chairperson of the meeting.

48.	Seniority of joint holders voting
In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

49.	Instrument of proxy

(1)
Every Member entitled to vote has the right to do so either in person or by one (1) or more persons authorised by a proxy executed and delivered in accordance with these Bye−laws. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his or her attorney authorised by him or her in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same. A Member that is the holder of two (2) or more shares may appoint more than one (1) proxy to represent such Member and vote on its behalf in respect of different shares.

(2)
The instrument appointing a proxy together with such other evidence as to its due execution as the Board may from time to time require shall be delivered at the registered office of the Company (or at such place or places as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a written resolution, in any document sent therewith) not less than twenty-four (24) hours or such other period as the Board may determine, prior to the holding of the relevant meeting or adjourned meeting at which the individual named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a written resolution, prior to the effective date of the written resolution and in default the instrument of proxy shall not be treated as valid.

(3)
Instruments of proxy shall be in any common form or other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any written resolution forms of instruments of proxy for use at that meeting or in connection with that written resolution. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

(4)
A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided, that no notice in writing of such death, insanity or revocation shall have been received by the Company at the registered office of the Company (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith) at least one (1) hour before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the calendar day before the effective date of any written resolution at which the instrument of proxy is used.

(5)
Subject to the Act, the Board may, or the chairperson of the relevant meeting may at his or her discretion (with respect to such meeting only), waive any of the provisions of these Bye−laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Member at general meetings or to sign written resolutions. The decision of the chairperson of any general meeting as to the validity of any appointment of a proxy shall be final.

50.	Representation of corporations at meetings
A corporation which is a Member may, by written instrument, authorise one (1) or more persons as it thinks fit to act as its representative at any meeting of the Members and the person or persons so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person or persons represent as that corporation could exercise if it were an individual Member. Such corporation shall for the purposes of these Bye−laws be deemed to be present in person at any such meeting if a person so authorised is present at the meeting. Notwithstanding the foregoing, the chairperson of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.
SHARE CAPITAL AND SHARES

51.	Rights of shares

(1)
Subject to any resolution of the Members to the contrary and without prejudice to any special rights conferred on the holders thereby of any other class or series of shares, the share capital of the Company shall consist of a single class of Common Shares. Subject to the provisions of these Bye−laws, the holders of the Common Shares shall:

(a)be entitled to one (1) vote per share;

(b)be entitled to share equally and ratably in such dividends as the Board may from time to time declare;
(c)in the event of a winding−up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to share equally and ratably in the surplus assets of the Company; and
(d)generally be entitled to enjoy all of the rights attaching to shares.

(2)
All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

52.	Limitation on voting rights of Controlled Shares.

(1)
Notwithstanding anything to the contrary in Bye-law 51(1), if and so long as the votes conferred by the Controlled Shares of any person constitute ten percent (10%) or more of the votes conferred by the issued shares of the Company, each issued share comprised in such Controlled Shares shall confer only a fraction of a vote that would otherwise be applicable according to the following formula:

[(T divided by 10) - 1] divided by C
Where: “T” is the aggregate number of votes conferred by all the issued shares of the Company; and “C” is the number of votes conferred by the Controlled Shares of such person.
For the purposes of this article, “person” shall include any “group” of persons within the meaning of Section 13(d)(3) of the Exchange Act.

(2)
If, as a result of giving effect to the foregoing provisions of this Bye-law 52 or otherwise, the votes conferred by the Controlled Shares of any person would otherwise represent more than ten percent (10%) of the votes conferred by all of the issued shares of the Company, the votes conferred by the Controlled Shares of such person shall be reduced in accordance with the foregoing provisions of this Bye-law 52. Such process shall be repeated until the votes conferred by the Controlled Shares of each person represent no more than ten percent (10%) of the votes conferred by all of the issued shares of the Company.

(3)
Notwithstanding the foregoing provisions of this Bye-law 52, after having applied the provisions thereof as best as they consider reasonably practicable, the Board may make such final adjustments to the aggregate number of votes conferred by the Controlled Shares of any person that it considers fair and reasonable in all the circumstances to ensure that such votes represent less than ten percent (10%) of the aggregate voting power of the votes conferred by all of the issued shares of the Company.

(4)
The determination by the Board of any adjustments to voting power of any shares made pursuant to this Bye−law 52 shall be final and binding on all Persons. The Company shall have no obligation to provide notice to any Member of any adjustment to its voting power that may result from the application of this Bye−law 52.

53.	Power to issue shares

(1)
Subject to the provisions of these Bye−laws and to any limitations prescribed by law, and without prejudice to any special rights previously conferred on the holders of any existing class or series of shares, the unissued shares (whether forming part of the original share capital or any increased share capital) shall be at the disposal of the Board, which may issue, offer, allot, exchange or otherwise dispose of shares or options, warrants or other rights to purchase shares or securities convertible into or exchangeable for shares (including any employee benefit plan providing for the issuance of shares or options, warrants or other rights in respect thereof), at such times, for such consideration and on such terms and conditions as it may determine.

(2)
Subject to the provisions of these Bye−laws and any limitations prescribed by law, and without prejudice to any special rights previously conferred on the holders of any existing class or series of shares, the Board is authorized to issue non−voting Common Shares that do not entitle the holders thereof to voting rights.

(3)
Subject to the provisions of these Bye−laws and any limitations prescribed by law, and without prejudice to any special rights previously conferred on the holders of any existing class or series of shares, the Board is authorized to issue any unissued shares of the Company on such terms and conditions as it may determine (including that they are to be redeemed on the happening of a specified event or on a given date or that they may be redeemed at the option of the Company or holder (the manner and terms of redemption in all cases to be set by the Board) and any class or series of shares may be issued with such preferred or other special rights as the Board may determine (including such preferred or other special rights or restrictions with respect to dividend, voting, liquidation or other rights of the shares as may be determined by the Board). The Board may establish from time to time the number of shares to be included in each such class or series, which number may be increased (except as otherwise provided by the Board in creating such class or series) or decreased (but not below the number of shares thereof then in issue) from time to time by resolution of the Board, and to fix the designation, powers, preferences, redemption provisions, restrictions and rights to such class or series and the qualifications, limitations or restrictions thereof. The terms of any class or series of shares shall be set forth in a Certificate of Designation in the minutes of the Board authorising the issuance of such shares and such Certificate of Designations shall be attached as an exhibit to these Bye−laws, but shall not form part of these Bye−laws, and may be examined by any Member on request. The rights attaching to any Common Share shall be deemed not to be altered by the allotment of any class or series of shares issued pursuant to this Bye−law 53(3) even if such class or series of shares does or will rank in priority for payment of a dividend or in respect of capital or surplus or confer on the holder thereof voting rights more favourable than those conferred by such Common Share and shall not otherwise be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

(4)	The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

(5)	The Company may from time to time do any one (1) or more of the following things:
(a)make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares;
(b)accept from any Member the whole or a part of the amount remaining unpaid on any shares held by such Member, although no part of that amount has been called up;
(c)pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and
(d)issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

54.	Variation of rights and alteration of share capital

(1)
If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound−up, be varied with the consent in writing of the holders of all of the issued and outstanding shares of that class or with the sanction of a resolution passed by two-thirds (2/3) of votes cast by Members present or represented by proxy and voting at such general meeting holders of the shares of the class in accordance with Section 47(7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

(2)
The Company may if authorized by resolution of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act; provided, a reduction of issued share capital shall require the affirmative vote of (i) seventy-five percent (75%) of votes cast by Members present or represented by proxy and voting at such general meeting. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit, including the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

55.	Registered holder of shares

(1)
The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other person. This shall not preclude the Company from requiring the Members or a transferee of shares to furnish the Company with information as to the beneficial ownership of (or other interest of any person in) any share.

(2)
Any dividend, interest or other moneys payable in cash in respect of shares may be paid by wire transfer, by cheque or draft sent through the post directed to the Member at such Member's address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares, any one (1) holder can give an effectual receipt for any dividend paid in respect of such shares.

56.	Death of a joint holder
Where two (2) or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

57.	Share certificates

(1)
Every Member shall be entitled to a share certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

(2)	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom such shares have been allotted.

(3)
If any such certificate shall be proved to the satisfaction of the Secretary to have been worn out, lost, mislaid or destroyed the Secretary may cause a new certificate to be issued and request an indemnity for the lost certificate if he or she sees fit.

(4)	Notwithstanding any provisions of these Bye-laws:

(i)
the Board shall, subject always to the Act and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned, have power to implement any arrangement they may, in their absolute discretion, think fit in relation to evidencing of title to and transfer of uncertificated shares and to the extent such arrangements are so implemented, no provisions of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer of shares in uncertificated form; and

(ii)
unless otherwise determined by the Board and as permitted by the Act and any other applicable laws and regulations, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by written instrument.

58.	Calls on shares
The Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members (and not made payable at fixed times by the terms and conditions of issue).

59.	Forfeiture of shares

(1)
If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice providing that if payment of the call and interest thereon in respect of such Member's shares is not paid such shares shall be liable to forfeiture.

(2)
If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

(3)
A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

REGISTER OF MEMBERS

60.	Contents of Register of Members
The Board shall cause to be kept in one (1) or more books a Register of Members and shall enter therein the particulars required by the Act.

61.	Inspection of Register of Members

(1)
The Register of Members shall be open to inspection at the registered office of the Company on every Business Day, subject to such reasonable restrictions as the Board may impose, so that not less than two (2) hours in each Business Day be allowed for inspection. The Register of Members may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty (30) calendar days in each year.

(2)
Subject to the provisions of the Act, the Company may keep one (1) or more overseas or branch registers in any place, and the Board may make, amend and revoke any such regulations as it may think fit respecting the keeping of such registers and the contents thereof.

62.	Determination of record dates

(1)
Notwithstanding any other provision of these Bye−laws, the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of any general meetings and to vote at any general meeting. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice is dispatched.

(2)
In relation to any general meeting of the Company or of any class of Member or to any adjourned meeting or any poll taken at a meeting or adjourned meeting of which notice is given, the Board may specify in the notice of meeting or adjourned meeting or in any document sent to Members by or on behalf of the Board in relation to the meeting, a time and date (a "Record Date") prior to the date fixed for the meeting (the "Meeting Date") and, notwithstanding any provision in these Bye-Laws to the contrary, in such case:

(i)
each person entered in the Register at the Record Date as a Member, or a Member of the relevant class (a "Record Date Holder") shall be entitled to attend and to vote at the relevant meeting and to exercise all of the rights or privileges of a Member, or a Member of the relevant class (in each case subject to Bye-Law 63), in relation to that meeting in respect of the Shares, or the Shares of the relevant class, registered in his name at the Record Date;

(ii)
as regards any Shares, or Shares of the relevant class, which are registered in the name of a Record Date Holder at the Record Date but are not so registered at the Meeting Date (''Relevant Shares"), each holder of any Relevant Shares at the Meeting Date shall be deemed to have irrevocably appointed that Record Date Holder as his proxy for the purpose of attending and voting in respect of those Relevant Shares at the relevant meeting (with power to appoint, or to authorise the appointment of, some other person as proxy), in such manner as the Record Date Holder in his absolute discretion may determine; and

(iii)
accordingly, except through his proxy pursuant to paragraph (2) of this Bye-Law, a holder of Relevant Shares at the Meeting Date shall not be entitled to attend or to vote at the relevant meeting, or to exercise any of the rights or privileges of a Member, or a Member of the relevant class, in respect of the Relevant Shares at that meeting.

(3)
The entry of the name of a person in the Register as a Record Date Holder shall be sufficient evidence of his appointment as proxy in respect of any Relevant Shares for the purposes of this paragraph, but all the provisions of these Bye-Laws relating to the execution and deposit of an instrument appointing a proxy or any ancillary matter (including the Board's powers and discretions relevant to such matter) shall apply to any instrument appointing any person other than the Record Date Holder as proxy in respect of any Relevant Shares.

TRANSFER OF SHARES

63.	Instrument of transfer

(1)
An instrument of transfer shall be in the form or as near thereto as circumstances admit of Form "A" in the Schedule hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided, that in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

(2)
The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate (if applicable) in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

(3)	Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

64.	Restriction on transfer

(1)
Subject to the Act, this Bye−law 64 and such other of the restrictions contained in these Bye−laws and elsewhere as may be applicable, any Member may sell, assign, transfer or otherwise dispose of shares of the Company at the time owned by it and, upon receipt of a duly executed form of transfer in writing, the Directors shall procure the timely registration of the same. If the Directors refuse to register a transfer for any reason they shall notify the proposed transferor and transferee within thirty (30) calendar days of such refusal.

(2)
The Board shall decline to register a transfer of shares if it appears to the Board, whether before or after such transfer, that the effect of such transfer would be to increase the number of the Controlled Shares of any person to ten percent (10%) or any higher percentage of any class of voting shares or of the total issued shares or of the voting power of the Company. The Board may, in its discretion, advise any person that any transfer which would increase the number of such person’s Controlled Shares to ten percent (10%) or any higher percentage of any class of voting shares or the total issued shares or voting power of the Company may not be made and will not be recognized for any purpose and any such transfer purported to have been made to such person after receipt of such notice by such person shall be null and void.

(3)
The Board in its sole discretion may decline to register the transfer of any shares if the Board determines that the transfer of shares of the Company by any Member may require registration under the Securities Act or under any blue sky or other United States state securities laws or under the laws of any other jurisdiction and such registration has not been duly effected; provided, that in the case of this Bye−law 64(4), the Board shall be entitled to request and rely on a written opinion of counsel to the transferor or the transferee, in form and substance satisfactory to the Board, that no such approval or consent is required and no such violation would occur, and the Board shall not be obligated to register any transfer absent the receipt of such an opinion.

(4)
Without limiting the foregoing, the Board in its sole discretion may decline to register the transfer of any shares without assigning any reason therefor, subject to any limitation on such right of the Board imposed by law.

(5)
Without limiting the foregoing, the Board shall decline to approve or register a transfer of shares unless all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Bermuda, the United States or any other applicable jurisdiction required to be obtained prior to such transfer shall have been obtained.

(6)
The registration of transfers may be suspended at such time and for such periods as the Board may from time to time determine; provided, that such registration shall not be suspended for more than thirty (30) calendar days in any year expect as may be required by applicable law.

65.	Transfers by joint holders
The joint holders of any share or shares may transfer such share or shares to one (1) or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

66.	Lien on shares

(1)
The Company shall have a first and paramount lien and charge on all shares (whether fully paid−up or not or whether subject to a condition or contingency) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not or whether subject to a condition or contingency) by such Member or his or her estate, either alone or jointly with any other Person, whether a Member or not, but the Board may at any time declare any share to be wholly or in part exempt from the provisions of this Bye−law. The registration of a transfer of any such share shall operate as a waiver of the Company's lien (if any) thereon. The Company's lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.

(2)
The Company may sell or purchase, in such manner and on such terms (including price) as the Board think fit, any shares on which the Company has a lien, but no sale or purchase shall be made unless a sum in respect of which the lien exists is then presently payable, nor until the expiration of fourteen (14) calendar days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the relevant Member, or the Person, of which the Company has notice, entitled thereto by reason of such Member's death or bankruptcy. Effective upon such sale or purchase, any certificate representing such shares prior to such sale shall become null and void, whether or not it was actually delivered to the Company.

(3)
To give effect to any such sale the Board may authorise some Person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his or her title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

(4)
The proceeds of such sale or purchase shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the relevant Member or the Person entitled to the shares at the date of the sale.

TRANSMISSION OF SHARES

67.	Representative of deceased Member
In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye−law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

68.	Registration on death or bankruptcy; Rights related to transmission

(1)
Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

(2)
A person entitled by transmission to a share shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled to exercise any right in respect of the share in relation to meetings of the Company; provided, however, that the Board may at any time give notice requiring a person entitled by transmission to a share to elect either to be registered himself or herself or to transfer the share, and if the notice is not complied with within ninety (90) clear days after the date such notice is given, the Board may withhold payment of any dividend, other monies payable, scrip dividend or capitalisation issue of shares or other similar benefit in respect of the share until the requirements of the notice have been complied with.

DIVIDENDS AND OTHER DISTRIBUTIONS

69.	Declaration of dividends by the Board
The Board may, subject to any rights or restrictions at the time lawfully attached to any class or series of shares and subject to these Bye−laws and in accordance with Section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the

Board may fix the value for distribution in specie of any assets. The Board may declare and pay dividends in any currency that the Board in its discretion shall choose.

70.	Other distributions
The Board may declare and make such other distributions (in cash or in specie), in proportion to the number of shares held by them, to the Members as may be lawfully made out of the assets of the Company.

71.	Reserve fund
The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other special or general purpose.

72.	Deduction of amounts due to the Company
The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

73.	Unclaimed dividends
Any dividend or distribution unclaimed for a period of six (6) years from the date of declaration of such dividend or distribution shall be forfeited and shall revert and belong to the Company and the payment by the Board of any unclaimed dividend or distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

74.	Interest on dividend
No dividend or distribution shall bear interest against the Company, unless the terms of issue of that share otherwise expressly provide.
CAPITALIZATION

75.	Issue of bonus shares

(1)
The Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or funds or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

(2)
The Company may capitalise any sum standing to the credit of a reserve account or fund or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

ACCOUNTS AND FINANCIAL STATEMENTS

76.	Records of account
The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:
(a)all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;
(b)all sales and purchases of goods by the Company; and
(c)the assets and liabilities of the Company.
Such records of account shall be kept at the registered office of the Company or, subject to Section 83(2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours. No Member in its capacity as a Member shall have any right to inspect any accounting record or book or document of the Company except as conferred by the Act or as authorised by the Board.

77.	Financial year end
The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

78.	Financial statements
Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.
AUDIT

79.	Appointment of Auditor
Subject to Section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor. Such Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

80.	Remuneration of Auditor
The remuneration of the Auditor appointed by the Members shall be fixed by the Members or by the Board, if it is authorised to do so by the Members, and the remuneration of the Auditor appointed by the Board shall be fixed by the Board.

81.	Vacancy of office of Auditor
If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of disqualification, illness or other disability at a time when the Auditor's services are required, the vacancy thereby created shall be filled in accordance with the Act.

82.	Access to books of the Company
The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

83.	Report of the Auditor

(1)	Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

(2)
The financial statements provided for by these Bye−laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

(3)
The generally accepted auditing standards referred to in subparagraph (2) of this Bye−law may be those of a country or jurisdiction other than Bermuda. If so, the financial statements and the report of the Auditor must disclose this fact and name such country or jurisdiction.

NOTICES

84.	Notices to Members of the Company
A notice may be given by the Company to a Member:
(a)by delivering it to such Member in person; or
(b)by sending it by letter mail or courier to such Member's address in the Register of Members; or
(c)by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose; or
(d)by delivering it in accordance with the provisions of the Act pertaining to delivery of electronic records by publication on a website.

Acknowledgement of receipt shall not be required and is not a condition of valid service of due notice.

85.	Notices to joint Members
Any notice required to be given to a Member shall, with respect to any shares held jointly by two (2) or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

86.	Service and delivery of notice
Any notice delivered in accordance with Bye−law 84(a), (b) or (c) shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or transmitted by facsimile or other method as the case may be. Any notice delivered in accordance with Bye−law 84(d) shall be deemed to have been delivered at the time when the requirements of the Act in that regard have been met.
SEAL OF THE COMPANY

87.	The seal
The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one (1) or more duplicate seals for use inside or outside Bermuda.

88.	Manner in which seal is to be affixed
The seal of the Company may, but need not be affixed to any deed, instrument or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director; or (ii) any Officer; or (iii) the Secretary; or (iv) any person appointed by the Board for the purpose. Any Director, Officer or Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.
WINDING UP

89.	Winding up/distribution by liquidator
If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

ALTERATION OF BYE−LAWS

90.	Alteration of Bye−laws
No Bye−law shall be rescinded, altered or amended and no new Bye−law shall be made until the same has been approved by (1) seventy-five percent (75%) of the votes cast by Members present or represented by proxy and voting at a general meeting or (2) if the Board has unanimously approved the proposal, a majority of votes cast by Members present or represented by proxy and voting at such general meeting.
REGISTERED OFFICE

91.	Registered Office
The registered officer of the Company shall be at such place in Bermuda as the Board from time to time shall decide.
AMALGAMATION OR MERGER VOTING

92.	Member Vote to Approve an Amalgamation or Merger
A resolution proposed for consideration at a general meeting to approve the amalgamation or merger of the Company with any other company shall require the affirmative vote of (i) seventy-five percent (75%) of votes cast by Members present or represented by proxy and voting at such general meeting or (ii) if the Board has unanimously approved the proposal, a majority of the votes cast by Members present or represented by proxy and voting at such general meeting. In each case the quorum for such general meeting shall be as set out in Bye−Law 39.
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SCHEDULE - FORM A (BYE−LAW 63)
TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED	[amount]
.	[transferor]
hereby sell assign and transfer unto	[transferee]
of	[address]
.	[number of shares]
shares of	[name of Company]

Dated

(Transferor)

In the presence of:

(Witness)

(Transferee)

In the presence of:

(Witness)